UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2012

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 2, 2012, the board of trustees (the “Board”) of FS Energy and Power Fund (the “Company”) declared two regular semi-monthly cash distributions of $0.02605 per share each.  Both distributions will be paid on May 31, 2012, the first to shareholders of record on May 15, 2012 and the second to shareholders of record on May 30, 2012.

In addition, on May 7, 2012, the Company announced that it will hold its quarterly investor update call for the quarter ended March 31, 2012 on Tuesday, May 15, 2012 at 1:30 p.m. Eastern Time.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 2, 2012, the Board amended the Company’s policy for carrying out share price adjustments in connection with its regular semi-monthly closings for sales of its common shares of beneficial interest (“common shares”).  The Company’s original share pricing policy is referred to herein as the “Original Pricing Policy” and its amended share pricing policy is referred to herein as the “Amended Pricing Policy”.

Under the Original Pricing Policy, a decline in the Company’s net asset value (“NAV”) per share to an amount more than 5% below its then current net offering price (the “Original Adjustment Threshold”) created a rebuttable presumption that there had been a material change in the value of the Company’s assets such that a reduction in the offering price per share was warranted. This presumption, however, could be rebutted if the Board, in consultation with the Company’s management, reasonably and in good faith determined that the decline in NAV per share was the result of a temporary movement in the credit markets or the value of the Company’s assets (collectively, “Temporary Factors”), rather than a more fundamental shift in the valuation of the Company’s portfolio. In the event that (i) NAV per share decreased to more than 5% below the Company’s then current net offering price and (ii) the Board believed that such decrease in NAV per share was the result of a non-temporary movement in the credit markets or the value of the Company’s assets, the Board undertook to establish a new net offering price that was not more than 5% above the Company’s NAV per share. If the Board determined that the decline in the Company’s NAV per share was the result of Temporary Factors, investors would have purchased common shares at a net offering price per share which represented a premium to the NAV per share of greater than 5%.

Pursuant to the Amended Pricing Policy, which was effective as of May 2, 2012, the Company amended the Original Adjustment Threshold to provide that in the event that the Company’s NAV per share decreases to more than 2.5% below its then current net offering price, the Company will reduce its offering price in order to establish a new net offering price that is not more than 2.5% above the Company’s NAV per share.  In addition, under the Amended Pricing Policy, if the Company’s NAV per share decreases to more than 2.5% below its then current net offering price, the Board will not be permitted to defer an adjustment to Company’s offering price even if the decline in the NAV per share is the result of Temporary Factors.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated May 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	May 7, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated May 7, 2012.